EXHIBIT 99.2



                       CERTIFICATE PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

William B. Kearney, a consultant performing certain services for American Sports Development Group, Inc. (the "Company") commonly performed by a chief financial officer, hereby certifies that to the best of his knowledge:

     1. The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certifications except as required by law.


Date:  April 15, 2003.

                             /s/ William B. Kearney
                               William B. Kearney
                               Consultant performing certain services for the Company commonly performed by a Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.